UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2021

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street

Huayuankou Economic Zone

Dalian, China, 116450

(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 8, 2021, CBAK Energy Technology, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering, an aggregate of 8,939,976 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company at a per share purchase price of $7.83. In addition, under the Purchase Agreement, the Company will issue to the Investors (i) in a concurrent private placement, the Series A-1 warrants to purchase a total of 4,469,988 shares of common stock, at a per share exercise price of $7.67 and exercisable for 42 months from the date of issuance; (ii) in the registered direct offering, the Series B warrants to purchase a total of 4,469,988 shares of common stock, at a per share exercise price of $7.83 and exercisable for 90 days from the date of issuance; and (iii) in the registered direct offering, the Series A-2 warrants to purchase up to 2,234,992 shares of common stock, at a per share exercise price of $7.67 and exercisable for 45 months from the date of issuance (the Series A-1 warrants, Series B warrants and Series A-2 warrants are collectively referred to as the “Investors Warrants”). The Company will receive gross proceeds of approximately $70 million from the registered direct offering and the concurrent private placement (together, the “Offering”), before deducting fees to the placement agent and other estimated offering expenses payable by the Company.

The exercise price of each series of the Investors Warrants is subject to customary adjustment in case of stock splits, stock dividends, stock combinations and similar recapitalization transactions. The exercise price of each series of the Investors Warrants is also subject to full-ratchet anti-dilution adjustment in the case of future issuances or deemed issuances of shares of common stock below the applicable exercise price of the Investors Warrants then in effect, except for the issuance of any Excluded Securities as such term is defined in the Investors Warrants. However, without shareholder approval, the Investors Warrants’ exercise price should not be adjusted to be less than $7.67, which is the average closing price of the Company’s common stock for the five trading days immediately prior to the date of the Purchase Agreement (the “Floor Price”) and the Company may not issue any shares at a price less than the Floor Price except for the Excluded Securities during the term of the Investors Warrants. A holder of the Series A-1 warrants and Series A-2 warrants also will have the right to exercise such warrants on a cashless basis if the related registration statement or prospectus contained therein is not available for the issuance of all shares of common stock issuable upon exercise thereof. The exercisability of the Investors Warrants may also be limited if, upon exercise, the holder and its affiliates would in aggregate beneficially own more than 4.99% or 9.99% of the Company’s common stock, which percentage shall be elected by the holder on or prior to the issuance date.

In connection with the Offering, the Company and the Investors have entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, the Company granted registration rights to holders of registrable securities, which include the shares of common stock issuable upon the exercise of the Series A-1 warrants and any capital stock of the Company issued or issuable with respect thereto. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement on Form S-3 (the “Registration Statement”) within 30 days after the closing of the Offering and cause the Registration Statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 60 days (or 105 days if the SEC reviews and has comments to such Registration Statement that would require the filing of a pre-effective amendment) after the closing. The Company may be subject to damages in increments of 1.5% of the aggregate purchase price paid by the Investors in the Offering on the date and every 30-day anniversary of a failure to file, obtain or maintain effectiveness of the Registration Statement as required by the Registration Rights Agreement.

Pursuant to the provisions of the Purchase Agreement, the Company and the Investors have agreed that: (i) subject to certain exceptions, the Company will not, from the date of the Purchase Agreement until after the 30th calendar day following the effective date of the Registration Statement, enter into any agreement to issue or announce the issuance or disposition or proposed issuance or disposition of any securities (each, a “Subsequent Placement”); (ii) while the Investors Warrants remain outstanding, the Company will not enter into an agreement to effect a “Variable Rate Transaction,” as that term is defined in the Purchase Agreement; and (iii) the Company shall not effect any Subsequent Placement unless the Investors are offered a participation right, subject to certain terms and conditions as set forth in the Purchase Agreement, to subscribe, on a pro rata basis, up to 35% of the securities offered in the Subsequent Placement, from the date of the Purchase Agreement through the first anniversary of the earlier of (x) the first date on which the Investors have resold all the registrable securities under the Registration Rights Agreement as described above or (y) the first date on which all such registrable securities are eligible to be resold pursuant to Rule 144.

FT Global Capital, Inc. (the “Placement Agent”) acted as the exclusive placement agent in connection with this Offering pursuant to the terms of a Placement Agency Agreement, dated February 8, 2021, between the Company and Placement Agent (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company agreed to pay Placement Agent a cash fee equal to 6% of the aggregate gross proceeds received by the Company in the Offering. Placement Agent is also entitled to additional tail compensation for any financings consummated within the 12-month period following the expiration of the Placement Agent Agreement to the extent that such financing is provided to the Company by investors that the Placement Agent had introduced to the Company. In addition to the cash fee, the Company agreed to issue to the Placement Agent warrants to purchase an aggregate of up to 5% of the aggregate number of Shares sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants shall generally be on the same terms and conditions as the Investors Warrants, exercisable at a price of $9.204 per share, provided that Placement Agent Warrants will not provide for certain anti-dilution protections included in the Investors Warrants.

The offering of the Shares, Series B warrants, Series A-2 warrants and the common stock issuable upon the exercise of Serie B warrants and Series A-2 warrants in the registered direct offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-250893), which was filed with the SEC on November 23, 2020 and was declared effective on December 3, 2020. Such securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The Series A-1 warrants and the Placement Agent Warrants being offered in the concurrent private placement, along with their underlying common stock, have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are sold in reliance on an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement, the Placement Agent Agreement, the form of Investors Warrant and form of the Placement Agent Warrant does not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, and are incorporated herein by reference.

The Company intends to use the net proceeds from this Offering to expand its business, develop new battery models, enhance its manufacturing capabilities, repay some of its outstanding debts and fund any additional working capital needs. This Offering is expected to close on or about February 10, 2021, subject to satisfaction of customary closing conditions.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 8.01. OTHER EVENTS

On February 8, 2021, the Company issued a press release announcing the offering, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description
4.1	Form of Investors Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Sherman & Howard L.L.C.
10.1	Form of Securities Purchase Agreement by and among the Company and the Investors
10.2	Form of Registration Rights Agreement by and among the Company and the Investors
10.3	Placement Agency Agreement by and between the Company and FT Global Capital, Inc., dated February 8, 2021
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1).
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: February 9, 2021	By:	/s/ Xiangyu Pei
Xiangyu Pei
Interim Chief Financial Officer

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